Exhibit 99.1

1847 Goedeker Announces Second Quarter 2020 Results

●	Six Month Cash Flow from Operations Increased to $3.9M vs $(1.5M) for Same Period Prior Year

●	Q2 Revenue Up 32.4% Year-Over-Year to $15.3M

BALLWIN, Mo. – August 20, 2020 (GLOBE NEWSWIRE) – 1847 Goedeker Inc. (NYSE American: GOED) (“Goedeker’s” or the “Company”), a one-stop e-commerce destination for appliances, furniture, home goods, and related products, today reported financial results for its second quarter ended June 30, 2020.

Business Highlights:

●	Site sessions increased 105% to 3.1 million in the second quarter of 2020, up from 1.5 million in the prior year period.

●	Orders in the quarter ended June 30, 2020 reached $29.9 million, up from $15.6 million in the prior year period.

●	Completed IPO on NYSE American subsequent to quarter end on August 4, 2020; raised net proceeds of approximately $9 million.

●	Art Smuck, former CEO of FedEx Supply Chain, joined Goedeker’s as Senior Strategic Advisor for Logistics to support accelerated growth plans.

“I am excited about our strong second quarter revenue growth as well as the significant improvement in our cash flow from operations. Our disruptive business model strengthened by a major cash infusion from our recent IPO has positioned us well for continued top and bottom line growth. Our second quarter numbers are evidence that we are on track to realize our vision of becoming the leading online retailer of appliances in the U.S.,” said Doug Moore, CEO of Goedeker’s.

Second Quarter 2020 Financial Highlights:

●	Cash flow from operations improved to $3.9 million in the six months ended June 30, 2020, up from ($1.5 million) in the prior year period.

●	Net revenue increased 32.4% to $15.3 million in the quarter ended June 30, 2020, up from $11.5 million in the prior year period. Growth was primarily driven by higher demand resulting from increased advertising spend.

●	Gross profit was $2.6 million, or 17% of total net revenue, up 23% from the prior year period. Increased gross profit was in line with increased net revenue.

●	Advertising expenses were $0.9 million for the quarter ended June 30, 2020, up approximately 40% from $0.6 million in the prior year period. Order growth outpaced the increase in ad spend and is expected to continue as the ad spend increases in the remainder of 2020.

~~•~~	Loss from operations in the second quarter of 2020 was $515,000 and loss from operations for the second quarter of 2020, excluding non-recurring expenses was $441,000, which exceeds the projections included in the prospectus for our initial public offering.

~~•~~	Driven primarily by non-cash items and non-recurring charges totaling approximately $3.9 million, net loss before income taxes for the quarter ended June 30, 2020 was $4.7 million, as compared to a net loss before taxes of $0.9 million for the three months ended June 30, 2019. Excluding non-cash charges, pre-tax net loss for the quarter ended June 30, 2020 would have been $0.8 million.

●	As of June 30, 2020, the Company had cash and cash equivalents of $3.6 million. Subsequent to the quarter end, the Company completed its IPO on the NYSE American, raising $9.0 million in net proceeds. Subsequent to utilizing a portion of the proceeds from the IPO to retire the Company’s short-term notes payable, the IPO improved the Company’s net cash on hand by $5.4 million.

Webcast and Conference Call

The Company will host a conference call and webcast to discuss its second quarter 2020 financial results today at 4:15 p.m. ET. Investors and participants can register for the call in advance by visiting http://www.directeventreg.com/registration/event/8752007. After registering, instructions will be shared on how to join the call. The call will also be available via live audio webcast. An archive of the webcast conference call will be available shortly after the call ends at investor.goedekers.com.

About 1847 Goedeker Inc.

The Company is an industry leading e-commerce destination for appliances, furniture, and home goods. Since its founding in 1951, the Company has transformed from a local brick and mortar operation serving the St. Louis metro area to a respected nationwide omnichannel retailer that offers one-stop shopping for national and global brands. While the Company maintains its St. Louis showroom, over 90% of sales are placed through its website (www.goedekers.com). The Company provides visitors an easy to navigate the shopping experience and offers more than 185,000 items organized by category and product features. Specialization in the home category has enabled the Company to build a shopping experience and an advanced logistics infrastructure that is tailored to the unique characteristics of the market. Learn more at www.goedekers.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission and other reports filed with the Securities and Exchange Commission thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Non-GAAP to GAAP Reconciliation

This press release contains two financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial measures are (i) loss from operations for the second quarter of 2020, excluding non-recurring expenses (“Non-GAAP Loss from Operations”) and (ii) net loss before taxes excluding certain non-cash charges (“Non-GAAP Net Loss before Taxes”).

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that these non-GAAP financial measures, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of our results and may facilitate a fuller analysis of our results, particularly in evaluating performance from one period to another. Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of results and to illustrate the results giving effect to the non-GAAP adjustments shown in the reconciliation described in the next paragraph. Furthermore, the economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by us may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

As noted above, Non-GAAP Loss from Operations was $441,000. Non-GAAP Loss from Operations excludes non-recurring expenses of approximately $74,000, comprised of approximately $40,000 relating to a contractual obligation to a terminated employee, approximately $20,000 for consulting fees relating to electronic data interchange and shopping cart, and approximately $14,000 in legal fees relating to a lease and loan obligations. For the three months ended June 30, 2020, add $74,000 to Non-GAAP Loss from Operations (being the sum of the non-recurring items) to arrive at the GAAP measure of loss from operations of $515,000.

As noted above, we disclose the Non-GAAP Net Loss before Taxes, which is net loss before taxes excluding (i) a loss on early extinguishment of debt of $948,856, (ii) a write-off of acquisition receivable of $809,000 and (iii) a non-cash charge related to the change in fair value of a warrant liability of $2,127,656 (the excluded items in clauses (i), (ii) and (iii) being the “Non-Cash Items”). Accordingly, to reconcile Non-GAAP Net Loss before Taxes to the GAAP measure, net loss before taxes, we added back the Non-Cash Items for both the three- and six-month periods ended June 30, 2020. For the three months ended June 30, 2020, we added to the $820,269 Non-GAAP Net Loss before Taxes a total of $3,885,512, being the sum of the Non-Cash Items, to arrive at the GAAP measure of net loss before taxes of $4,705,781. For the six months ended June 30, 2020, we added to the $2,540,389 Non-GAAP Net Loss before Taxes a total of $3,885,512, being the sum of the Non-Cash Items, to arrive at the GAAP measure of net loss before taxes of $6,425,901.

Contact:

Dave Gentry, CEO

RedChip Companies

Office: 1.800.RED.CHIP (733.2447)

Cell: 407.491.4498

dave@redchip.com

SOURCE: 1847 Goedeker Inc.

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